Exhibit 99.2

ADTALEM GLOBAL EDUCATION INC.

SCHEDULE OF NON-GAAP EARNINGS

(unaudited and amounts in thousands, except per share amounts)

	Three Months Ended				Year Ended
	September 30,	December 31,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2019	2019	2019	2018
Net Income (Loss)	$(9,530)	$17,295	$37,905	$49,498	$95,168	$33,769
Earnings (Loss) per Share (diluted, basic-9/30/18)	$(0.16)	$0.29	$0.64	$0.86	$1.60	$0.54
Continuing Operations:
Restructuring Expense	$39,473	$3,535	$2,186	$7,873	$53,067	$3,851
Effect on Earnings per Share (diluted)	$0.64	$0.06	$0.04	$0.14	$0.89	$0.06
Settlement Gains	—	$(15,571)	—	$(10,607)	$(26,178)	—
Effect on Earnings per Share (diluted)	—	$(0.26)	—	$(0.19)	$(0.44)	—
Tax Cuts and Jobs Act of 2017 and Tax Charges Related to the Divestiture of DeVry University	—	$1,526	—	$2,058	$3,584	$103,878
Effect on Earnings per Share (diluted)	—	$0.03	—	$0.04	$0.06	$1.67
Net Tax Benefit on Carrington Loss	—	—	—	—	—	$(48,903)
Effect on Earnings per Share (diluted)	—	—	—	—	—	$ $ (0.79)
Income Tax Impact on Non-GAAP Adjustments	$(7,952)	$2,829	$328	$3,235	$(1,560)	$(986)
Effect on Earnings per Share (diluted)	$(0.13)	$0.05	$0.01	$0.06	$(0.03)	$(0.02)
Discontinued Operations, net of tax	$4,743	$24,650	$(3,065)	$(14,249)	$12,079	$34,660
Effect on Earnings per Share (diluted)	$0.08	$0.41	$(0.05)	$(0.25)	$0.20	$0.56
Net Income from Continuing Operations Excluding Special Items, net of tax	$26,734	$34,264	$37,354	$37,808	$136,160	$126,269
Earnings per Share from Continuing Operations Excluding Special Items, net of tax (diluted)	$0.44	$0.57	$0.64	$0.66	$2.29	$2.03
Shares used in Basic EPS Calculation	60,328	NA	NA	NA	NA	NA
Shares used in Diluted EPS Calculation	61,202	60,000	58,802	57,284	59,330	62,280